Exhibit 99.1

PRESS RELEASE

AERWINS Technologies Inc. Completes

Securities Issuance

Tokyo, Japan – April 12, 2023 – AERWINS Technologies Inc. (NASDAQ: AWIN) (“AERWINS” or the “Company”), the developer and manufacturer of air mobility platform, COSMOS (Centralized Operating System for Managing Open Sky), and the XTURISMO Limited Edition Hoverbike, announced today that it has executed a definitive Securities Purchase Agreement (the “SPA”) with Lind Global Fund II LP, an investment fund managed by The Lind Partners, a New York based institutional fund manager (together, the “Investor”), pursuant to which AERWINS shall issue and sell to the Investor up to three promissory notes (the “Notes”) for a total investment in AERWINS of up to $5,000,000, which Notes are convertible into shares of common stock, par value $0.000001 per share, of AERWINS (the “Common Stock”); and shall issue to the Investor up to 5,601,613 warrants in the form as attached to the SPA (the “Warrants”) to acquire up to 5,601,613 additional shares of Common Stock, in each case subject to the terms and conditions of the SPA. The Notes and Warrants will be issued in three separate closings, with the first closing occurring on the date hereof. At this first closing the Investor acquired a Note in the aggregate principal amount of $2,520,000 for a purchase price of $2,100,000, and AERWINS issued to the Investor 2,352,678 warrants to acquire 2,352,678 shares of Common Stock at an exercise price of $0.8926 per share, subject to adjustment as set forth in the Warrants.

The second and third closings under the SPA are subject to additional conditions precedent as set forth in the SPA, and are currently expected to occur over the following few weeks.

EF Hutton, division of Benchmark Investments, LLC, is acting as exclusive placement agent for the Notes.

Anthony L.G., PLLC is acting as legal counsel to AERWINS.

About The Lind Partners

The Lind Partners manages institutional funds that are leaders in providing growth capital to small- and mid-cap companies publicly traded in the US, Canada, Australia and the UK. Lind’s funds make direct investments ranging from US$1 to US$30 million, invest in syndicated equity offerings and selectively buy on market. Having completed more than 150 direct investments totaling over US$1.5 Billion in transaction value, Lind’s funds have been flexible and supportive capital partners to investee companies since 2011.

About XTURISMO

XTURISMO Limited Edition was developed by AERWINS. It is a manifestation of the dream of air mobility that endeavors to create a completely new way to experience the world, enabling users to feel the joy and pleasure of moving freely in space. The Company believes that it has a wide range of practical possibilities, both in Japan and overseas, including use in disaster relief, infrastructure inspection, and entertainment.

XTURISMO Limited Edition was unveiled at Fuji Speedway in October 2021, and orders are now being accepted. XTURISMO Limited Edition also participated in the Detroit Auto Show in September 2022.

Information about XTURISMO

Official Website: https://aerwins.us/xturismo/

Video: https://www.youtube.com/channel/UCPP6jQKTqCRXpAmyfZ-94VQ

Instagram: https://www.instagram.com/xturismo_official/

Press kit: https://alit.box.com/v/XTURISMO-PRESSKIT2023

About AERWINS Technologies Inc.

Under the mission statement Changing Society from the Top Down, AERWINS Technologies has developed and released an air mobility platform, COSMOS*, and the XTURISMO Limited Edition Hoverbike. AERWINS will continue to innovate, unbound by existing ideas, to develop and deploy systems that are necessary for the realization of an air mobility society. For more information, please visit https://aerwins.us/.

*COSMOS: Centralized Operating System for Managing Open Sky

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond AERWINS’s control. While AERWINS believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to AERWINS on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties. Actual results could be materially different. AERWINS undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, after the date of this release, except as required by law.

Contacts:

PR Inquiries

Mayuko Okamoto

Public Relations

info@aerwins.us

Investor Contact:

John Yi or Thomas Thayer

Gateway Investor Relations

949-574-3860

AERWINS@gatewayir.com